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                                                                    EXHIBIT 23.1


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Cross Timbers Oil Company on Form S-8 of our report dated March 18, 1998, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


ARTHUR ANDERSEN LLP
Fort Worth, Texas
December 11, 1998